Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-127667 on Form S-8 of our report dated August 7, 2008, relating to the financial statements of the Network Services Business, a Division of Alliance Data Systems Corporation, for the year ended December 31, 2007 appearing in the Current Report on Form 8-K/A of Heartland Payment Systems, Inc. and subsidiaries filed on August 7, 2008.
/s/ DELOITTE & TOUCHE LLP
Dallas, Texas
November 18, 2008